                                                                Exhibit 10.26



                            DEXTERITY SURGICAL, INC.




                 SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT



                                  JULY 31, 2000

                 SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT


         This AGREEMENT (the "Agreement"), dated as of July 31, 2000, is entered into by and among DEXTERITY SURGICAL, INC., a Delaware corporation (the "Company"), TFX EQUITIES, INC. (together with any permitted assignees or successors, the "Purchaser").

                                     RECITAL

         WHEREAS, the Purchaser desires to purchase 300 shares of Series C Cumulative Convertible Preferred Stock, par value $.001 per share, of the Company (the "Series C Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the Company's Certificate of Designation and Preferences of Series C Cumulative Convertible Preferred Stock by resolution, substantially in the form attached hereto as EXHIBIT A (the "Certificate of Designation"), and the Company desires to sell to the Purchaser such shares of Series C Preferred Stock on the terms and subject to the conditions set forth herein;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the Company and the Purchaser hereby agree as follows:

                          ARTICLE I - PURCHASE AND SALE

         Section 1.1 PURCHASE AND SALE; PURCHASE PRICE. Subject to the provisions of this Agreement, at Closing (as hereinafter defined), the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company 300 shares of Series C Preferred Stock at the purchase price of $300,000 (the "Purchase Price").

         Section 1.2 CLOSING. The purchase and sale of the Series C Preferred Stock pursuant to Section 1.1 (the "Closing") shall take place at the offices of Fulbright & Jaworski, L.L.P., 300 Convent, Suite 2200, San Antonio, Texas 78205 or at such other place as may be agreed upon by the Company and the Purchaser, at 10:00 a.m., local time, on July 31, 2000, or at such other time and date as may be agreed upon by the Company and the Purchaser (the "Closing Date").

         Section 1.3 TRANSACTIONS AT CLOSING. At the Closing, the Company shall deliver to the Purchaser a certificate for the shares of Series C Preferred Stock to be issued and sold to the Purchaser hereunder duly registered in the Purchaser's name, or in such other name as the Purchaser shall have specified in writing to the Company, against payment in full by the Purchaser of the Purchase Price by wire transfer of immediately available funds.

           ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser that:

         Section 2.1 CAPITALIZATION. On the Closing Date, the authorized capital stock of the Company shall consist of (a) 2,000,000 shares of preferred stock, par value $.001 per share, of which (i) 1,170 shares are designated "Series A Cumulative Convertible Preferred Stock" and of which 1,170 shares have been issued and 1,020 are outstanding, (ii) 1,025 shares are designated "Series B Cumulative Convertible Preferred Stock" of which 1,025 shares are issued and outstanding and (iii) 1,000 shares will be designated "Series C Cumulative Convertible Preferred Stock" of which no shares will be issued and outstanding prior to the Closing Date and (b) 50,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of which 11,496,492 shares are issued and outstanding, a total of 6,459,100 shares are reserved for issuance pursuant to outstanding options, warrants and debentures, 653,846 shares are reserved for issuance upon conversion of the Series A Cumulative Convertible Preferred Stock, 657,051 shares are reserved for issuance upon conversion of the Series B Preferred Cumulative Convertible Stock and 1,000,000 shares are reserved for issuance upon conversion of the Series C Preferred Stock. The outstanding shares of Common Stock are duly authorized and validly issued, fully paid and nonassessable and not subject to preemptive rights. Holders of shares of the Company's capital stock have no preemptive rights or rights of first refusal.

         Section 2.2 VALIDITY OF STOCK. The Series C Preferred Stock, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws, and not subject to preemptive rights. The Common Stock issuable upon conversion of the Series C Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certification of Designation, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

         Section 2.3 AUTHORIZATION; APPROVALS. All corporate action on the part of the Company and its stockholders necessary for the authorization, execution, delivery and performance of all its obligations under this Agreement and for the authorization, issuance and delivery of the Series C Preferred Stock being sold under this Agreement and of the Common Stock initially issuable upon conversion of the Series C Preferred Stock has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered by or on behalf of the Company, shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has obtained or will obtain prior to the Closing Date all necessary consents, authorizations, approvals and orders, and has made all registrations, qualifications, designations, declarations or filings with all federal, state or other relevant governmental authorities required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for such filings as may be required to be made after the Closing in order to comply with the requirements of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and applicable state laws.

         Section 2.4 SEC REPORTS. The Company has filed all reports, registration or proxy statements, forms and documents with the SEC that it was required to file since the date of the initial public offering of its Common Stock (the "SEC Filings"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, each of the SEC Filings, including, without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         ARTICLE III - REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                                    PURCHASER

         The Purchaser represents and warrants to the Company that:

         Section 3.1 AUTHORIZATION; APPROVALS; NO CONFLICTS. This Agreement, when executed and delivered by the Purchaser shall constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. The Purchaser has obtained or will obtain prior to the Closing Date all necessary consents, authorizations, approvals and orders, and have made all registrations, qualifications, designations, declarations or filings with all federal, state or other relevant governmental authorities required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute, with or without the passage of time or giving of notice or both, a default under any terms or provisions of (i) any judgment, decree or order of any court or government agency or body having jurisdiction over the Purchaser or his properties; (ii) any agreement, contract, understanding, indenture or other instrument to which the Purchaser is a party or by which the Purchaser is bound, the effect of which would have a material adverse effect on the assets, properties, condition (financial or otherwise), operating results, prospects or business of the Purchaser; or (iii) any statute, rule or governmental regulation applicable to the Purchaser.

         Section 3.2 INVESTMENT REPRESENTATIONS. The Purchaser is acquiring the Series C Preferred Stock (and any Common Stock into which the Series C Preferred Stock may be converted) for the Purchaser's own account, for investment purposes and not with a view to, or for sale in connection with, any distribution of such shares.

         Section 3.3 INVESTMENT EXPERIENCE; ACCESS TO INFORMATION. The Purchaser is an "accredited investor," as that term is defined in Rule 501(a) promulgated under the Securities Act. The Purchaser has been afforded prior to the Closing Date the opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information, written and oral, to the extent the Company has such information or could have acquired it without unreasonable effort or expense, all as necessary for the Purchaser to make an informed investment decision with respect to the purchase of the Series C Preferred Stock.

         Section 3.4 RESTRICTIONS ON TRANSFER. The Purchaser agrees that (a) the Purchaser will not offer, sell, transfer, give, pledge, hypothecate or otherwise dispose of the Series C Preferred

Stock (or the Common Stock into which it may be converted) or make any attempt to do the foregoing unless such offer, sale, transfer, gift, pledge, hypothecation or other disposition is (i) registered under the Securities Act and any applicable state securities law, or (ii) in compliance with an opinion of counsel to the Purchaser, delivered to the Company and reasonably acceptable to counsel for the Company, to the effect that such offer, sale, pledge, hypothecation or other disposition thereof does not violate the Securities Act or applicable state securities law, and (b) the certificate(s) representing the Series C Preferred Stock (and any Common Stock into which it may be converted) shall bear a legend stating in substance:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

         Upon request of a holder of Series C Preferred Stock (or the Common Stock into which it has been converted), the Company shall remove the legend set forth above from the certificates evidencing such Series C Preferred Stock or Common Stock or issue to such holder new certificates therefor free of such legend, if with such request the Company shall have received an opinion of counsel selected by the holder and reasonably satisfactory to the Company, in form and substance reasonably satisfactory to the Company, to the effect that such Series C Preferred Stock or Common Stock is not required by the Securities Act to continue to bear the legend.

         Section 3.5 TRANSFER INSTRUCTIONS. The Purchaser agrees that the Company may provide for appropriate transfer instructions to implement the provisions of Section 3.4 hereof.

         Section 3.6 FEES AND COMMISSIONS. The Purchaser has retained not any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement, and the Purchaser agrees to indemnify and hold harmless the Company from liability for any compensation to any such finder, broker, agent, financial advisor or other intermediary and the fees and expenses of defending against such liability or alleged liability.

               ARTICLE IV - CONDITIONS TO CLOSING OF THE PURCHASER

         The obligation of the Purchaser on the Closing Date to purchase the Series C Preferred Stock shall be subject to each of the following conditions precedent, any one or more of which may be waived by the Purchaser:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company herein shall be true and accurate in all material respects on and as of the Closing Date as if made on the Closing Date.

                  (b) PERFORMANCE. The Company shall have performed and complied with all agreements and conditions contained herein and other documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at the Closing.

                  (c) CONSENTS. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate the transactions contemplated by this Agreement, to issue the Series C Preferred Stock to be purchased by the Purchaser and to issue the Common Stock into which the Series C Preferred Stock may be converted.

                  (d) COMPLIANCE CERTIFICATES. The Company shall have delivered to the Purchaser or his representative at the Closing an Officer's Certificate to the effect that all conditions specified in subsections (a) to (c), inclusive, have been fulfilled.

                  (e) CERTIFICATE OF DESIGNATION. The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware.

                ARTICLE V - CONDITIONS TO CLOSING OF THE COMPANY

         The obligation of the Company on the Closing Date to issue and sell the Series C Preferred Stock to be purchased under this Agreement shall be subject to the representations and warranties made by the Purchaser herein being true and accurate on and as of such Closing Date.

                           ARTICLE VI - MISCELLANEOUS

         Section 6.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No party shall be liable or bound to any other party in any manner by any warranties, representation, or covenants except as specifically set forth herein or therein.

         Section 6.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         Section 6.3 NOTICES. All notices, requests, demands, consents and other communications herein shall be in writing and shall be deemed, unless otherwise specified herein, to have been duly given if personally delivered or mailed, first-class certified mail, postage prepaid and return receipt requested or sent by recognized overnight courier service or transmitted by telex or facsimile, as follows:

                  (a)    If to the Company:

                         Dexterity Surgical, Inc.
                         12961 Park Central, Suite 1300
                         San Antonio, Texas  78216
                         Attention: Chief Financial Officer
                         Facsimile number: (210) 495-4441

                         with a copy to (which shall not constitute effective notice to the Company):

                         Fulbright & Jaworski L.L.P.
                         300 Convent Street, Suite 2200
                         San Antonio, Texas  78205
                         Attention:  Phillip M. Renfro, Esq.
                         Facsimile number:  (210) 270-7205

                  (b)    If to Purchaser:

                         TFX Equities, Inc.
                         1787 Sentry Parkway West
                         Building Sixteen, Suite 220
                         Blue Bell, Pennsylvania  19422
                         Attention:  John J. Sickler, President
                         Facsimile number: (___) ____-______

or such other addresses as either of the parties hereto may provide from time to time in writing to the other party. For purposes of computing the time periods set forth in this Section 6.3, the delivery date shall be deemed to be (i) three
(3) days after the date of mailing, (ii) the date personally delivered or sent by telex or facsimile, or (iii) the business day after the date sent by recognized overnight courier service.

         Section 6.4 AMENDMENTS. Any term of this Agreement may be amended only with the written consent of the Company and the holders of the Series C Preferred Convertible Stock not previously sold to the public. Any amendment effected in accordance with this paragraph shall be binding upon each holder of Series C Preferred Stock purchased under this Agreement at the time outstanding (including Common Stock into which such Series C Preferred Stock have been converted), each future holder of such securities, and the Company.

         Section 6.5 WAIVER AND CONSENT. No action taken pursuant to this Agreement, including any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with the other party hereto or a breach of any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         Section 6.6 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided in this Agreement, all of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto (including permitted transfers of any shares of Series C Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof).

         Section 6.7 RIGHTS OF PURCHASER. The Purchaser shall have the absolute right to exercise or refrain from exercising any right or rights that the Purchaser may have by reason of this Agreement or any Series C Preferred Stock, including the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into any agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification.

         Section 6.8 EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

         Section 6.9 NO THIRD PARTY BENEFICIARIES. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Purchaser and no other person shall acquire or have any rights under or by virtue of this Agreement.

         Section 6.10 SEVERABILITY. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, unenforceability or legality of such provision in any other jurisdiction.

         Section 6.11 GOVERNING LAW. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        COMPANY:

                                        DEXTERITY SURGICAL, INC.


                                        By:
                                           -------------------------------------
                                           Randall K. Boatright, Executive Vice
                                           President and Chief Financial Officer

                                        PURCHASER:

                                        TFX EQUITIES, INC.


                                        By:
                                           -------------------------------------
                                               John J. Sickler, President